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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Hector Communications Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HECTOR COMMUNICATIONS CORPORATION
211 South Main Street
Hector, Minnesota 55342

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 20, 2004

        Notice is hereby given that the Annual Meeting of Shareholders of Hector Communications Corporation will be held at the offices of Communications Systems, Inc., located at 6475 City West Parkway, Eden Prairie, Minnesota, on Thursday, May 20, 2004 beginning at 2:00 p.m., Central Daylight Time, for the following purposes:

  1.
  To elect three (3) directors to hold office until the 2007 Annual Meeting of Shareholders, or until their respective successors are elected.

  2.
  To consider and act upon a proposal related to the Company's Shareholder Rights Plan that is expected to be presented by a shareholder at the Annual Meeting.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on March 29, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors
Paul N. Hanson Secretary
Hector, Minnesota April 12, 2004

If you expect to attend the Annual Meeting of Shareholders and are not familiar with the location of the Communications Systems, Inc. offices in Eden Prairie, Minnesota, we recommend you call 1-800-852-8662 and request that directions be sent to you by mail, email or fax.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

HECTOR COMMUNICATIONS CORPORATION

PROXY STATEMENT

TABLE OF CONTENTS

GENERAL INFORMATION	1
Information Regarding the Annual Meeting	1
Solicitation and Revocation of Proxies	1
Voting Securities and Record Date	1
CORPORATE GOVERNANCE AND BOARD MATTERS	2
General	2
The Board, Board Committees and Meetings	2
Director Independence	3
Director Nominations	4
Director Compensation	4
Code of Ethics and Business Conduct	4
PROPOSALS	5
Proposal One: Election of Directors	5
Proposal Two: Shareholder Proposal Regarding Shareholder Rights Plan	8
Statement of the Company in Opposition to Proposal Number Two	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
Security Ownership Table	11
Section 16(a) Beneficial Ownership Reporting Compliance	12
EXECUTIVE COMPENSATION AND OTHER INFORMATION	12
Summary of Cash and Certain Other Compensation	12
INFORMATION REGARDING EQUITY COMPENSATION PLANS	14
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	14
COMPENSATION COMMITTEE REPORT	15
COMPARATIVE STOCK PERFORMANCE	17
THE COMPANY'S AUDITORS	18
Principal Accountant Fees and Services	18
Audit Committee Pre-Approval Policies and Procedures	18
AUDIT COMMITTEE REPORT	19
OTHER INFORMATION	20
Certain Transactions	20
Contacting the Board of Directors	20
Shareholder Proposals for 2005 Annual Meeting	20
Other Matters; Annual Report	21

APPENDIX A—Charter of the Audit Committee of Hector Communications Corporation

i

HECTOR COMMUNICATIONS CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

Information Regarding the Annual Meeting

        This Proxy Statement is furnished to the shareholders of Hector Communications Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held at the offices of Communications Systems, Inc., located at 6475 City West Parkway, Eden Prairie, Minnesota, on Thursday, May 20, 2004, beginning at 2:00 p.m. Central Daylight Time or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Solicitation and Revocation of Proxies

        Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a proxy by written request or in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 211 South Main Street, Hector, Minnesota 55342, and its telephone number is (320) 848-6611. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 16, 2004.

Voting Securities and Record Date

        The total number of shares outstanding and entitled to vote at the meeting as of March 29, 2004 consisted of 3,608,813 shares of $.01 par value Common Stock. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on March 29, 2004 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. In addition to its outstanding Common Stock, the Company had outstanding on the record date 220,100 shares of non-voting Convertible Preferred Stock. See "Security Ownership of Certain Beneficial Owners and Management" herein.

        Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter. For shares held in street name, if a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, but they are counted as present for the purpose of determining the presence of a quorum.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

        Our Board of Directors is committed to sound and effective corporate governance practices. During the past year, we have reviewed our governance policies and practices and compared them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission ("SEC") and revised listing standards of the American Stock Exchange ("AMEX").

        As a part of our continuing review process, we have taken many steps to implement these rules and a number of other best practices, including:

  •
  Adopting a Governance and Nominating Committee Charter and Corporate Governance Guidelines;

  •
  Adopting a Code of Ethics and Business Conduct;

  •
  Revising our Audit Committee Charter; and

  •
  Revising our Compensation Committee Charter.

        You can access the foregoing materials in the "Financials" section of our website under "Corporate Governance" at http://www.hectorcom.com/corpgov.htm or writing to our Corporate Secretary at: Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342, or by sending an email to the Corporate Secretary at phanson@hectel.net.

The Board, Board Committees and Meetings

        Meeting Attendance.    Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During 2003, the Board of Directors met four times.

Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. All of our directors attended our 2003 Annual Meeting of Shareholders.

        Board Committees.    Our Board of Directors has established the following committees: Audit, Compensation and Corporate Governance and Nominating. Only members of the Board serve on these committees. The following information is provided with respect to each of these three Committees.

        Audit Committee.    The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company's independent auditor, oversight of the Company's internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Olsen Thielen & Co., Ltd., the Company's independent public accountants, reports directly to the Audit Committee. The Audit Committee operates under a formal charter that was most recently amended as of March 29, 2004, a copy of which is attached to this Proxy Statement as Appendix A. The current members of the Audit Committee are Ronald J. Bach, Chair, Paul A. Hoff and Gerald D. Pint. Each of these individuals is independent as defined by SEC rules and AMEX listing standards and the Board of Directors has determined that Ronald J. Bach qualifies as the committee's financial expert. The Audit Committee met five times during 2003. The report of the Audit Committee is found on page 19.

        Compensation Committee.    The Compensation Committee provides oversight of the overall compensation strategy of the Company, reviews and recommends to the Board of Directors the compensation of the Company's Chief Executive Officer and the other executive officers, administers the Company's equity based compensation plans and oversees the Company's 401(k) plan and similar employee benefit plans. The Compensation Committee operates under a charter approved by the Board. The current members of the committee are Paul A. Hoff, Chair and Luella G. Goldberg. Each of these individuals is independent under AMEX listing standards. The Compensation Committee met two times during 2003. The report of the Compensation Committee is found on page 15.

        Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of directors nominees to be elected at the annual meeting of stockholders, reviewing the size and composition of Board committees, facilitating Board self assessment and reviewing and advising regarding strategic direction and strategic management. The Committee operates under a charter approved by the Board. The current members of the committee are James O. Ericson, Luella G. Goldberg and Ronald J. Bach. Each of the members of the Governance and Nominating Committee is independent under AMEX listing standards. The Committee met once during 2003.

Director Independence

        The Board of Directors has adopted director independence guidelines that are consistent with the definitions of "independence" set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and AMEX listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that Ronald J. Bach,

James O. Ericson, Luella G. Goldberg, Paul A. Hoff, and Gerald D. Pint, each qualify as "independent" under AMEX listing standards.

Director Nominations

        Our Governance and Nominating Committee is the standing committee responsible for recommending to our full Board of Directors the nominees for election as directors at our annual shareholder meetings. In making its recommendations, the Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Among other things, the Committee considers: relevant experience, integrity, ability to make independent analytical inquiries, ownership of or commitment to purchase the Company's common stock, understanding of the Company's business, relationships and associations related to the Company's business, personal health and a willingness to devote adequate time and effort to Board responsibilities, all in the context of an assessment of the percieved needs of the Board when consideration is undertaken.

        Although we have never received a submission in the past, Board will consider qualified candidates for director that are submitted by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Governance and Nominating Committee at Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342. Submissions will be forwarded to the Chair of the Governance and Nominating Committee for review and consideration. Any stockholder desiring to submit a director candidate for consideration at our 2005 Annual Meeting must ensure that the submission is received by the Company no later than December 1, 2004 in order to provide adequate time for the Company's Governance and Nominating Committee to properly consider the candidate.

Director Compensation

        Each non-employee member of the Board is paid a monthly fee of $850, plus $600 for each Board or committee meeting attended in person and $300 for each Board or committee meeting in which the director participates by phone. Messrs. Curtis A. Sampson, Steven H. Sjogren and Paul N. Hanson, who are otherwise employed by the Company, receive no additional compensation for service on the Board.

        Each non-employee member of the Board of Directors nominated for reelection or continuing in office receives at the time of each annual meeting of the shareholders an option to purchase 3,000 shares of the Company's Common Stock. Each director's option provides for an exercise price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a ten-year period beginning six months after the date the option is granted.

Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct (the "Code") applicable to all of the Company's officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains guidelines applicable to the Company's senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of the Company's financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code is available on our website at http://www.hectorcom.com/corpgov.htm and is also available by writing to our Corporate Secretary at: Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342.

PROPOSALS

Proposal One:

Election of Directors

        The Board of Directors is presently comprised of nine director positions, divided into three classes, with each class of directors serving staggered three-year terms. The Board of Directors has considered and recommends that the Company's shareholders elect James O. Ericson, Paul N. Hanson and Wayne E. Sampson, each of whom currently serves as a director, for a three-year term expiring in 2007. The Board of Directors believes that each nominee will be able to serve as a director, however, should a nominee be unable to serve, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Governance and Nominating Committee may recommend and the Board of Directors may propose.

        Information regarding the nominees and other directors filling unexpired terms, including information regarding their principal occupations currently and for the preceding five years, is set forth below. Ownership of Common Stock of the Company is given as of March 29, 2004. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

Name and Age	Principal Occupation and Other Directorships	Director Since	Current Term Expires	Amount of Stock Ownership		Percent of Outstanding Stock
Nominees Proposed for Election for Term Expiring in 2007
James O. Ericson (68)	Business consultant and private investor.	1995	2004	38,276	(1)	1.06%
Paul N. Hanson (57)	Vice President, Secretary and Treasurer of the Company; Chief Financial Officer, Vice President of Finance, Secretary and Treasurer of Communications Systems, Inc. (telecommunications manufacturing).	1990	2004	231,161	(2)	6.36%
Wayne E. Sampson (74)†	Management consultant; director of Communications Systems, Inc. (telecommunications manufacturing)	1990	2004	52,447	(3)	1.45%
Directors Serving Unexpired Terms
Luella Gross Goldberg (67)	Trustee, University of Minnesota Foundation since 1975; Chair, from 1996 to 1998. Trustee Emerita of Wellesley College since 1996; Trustee, 1978 to 1996; Acting Pres. during 1993; Chair of Board of Trustees, 1985 to 1993. Member, Carlson School Board of Overseers, Univ. of Minnesota, since 1979. Director, TCF Financial Corporation, Hormel Foods Corporation, ING Group and Communications Systems Inc. (telecommunications manufacturing).	2003	2006	6,500	(4)	*
Paul A. Hoff (56)	Vice President—Regional Telecom Industry for Onvoy, since October 2003; prior thereto, Vice President, TotalTel Solutions from November 2002 to October 2003; Chief Executive Officer, Park Region Telephone from 1978 to 2002 ; Former Board Chair/CEO, National Exchange Carriers Association.	1993	2006	14,748	(5)	*
Gerald D. Pint (68)	Telecommunications consultant since September 1993; Group Vice President, Telecom Systems Group, 3-M Company, 1989-1993; Director, Inventronics Ltd. (telecommunications equipment company) and Communications Systems, Inc. (telecommunications manufacturing).	2003	2006	5,000	(5)	*
Ronald J. Bach (70)	Certified Public Accountant; Audit Partner, Deloitte & Touche, LLP, from 1953 until his retirement in 1991; Director of ACT Teleconferencing, Inc. (audio and video conferencing).	2002	2005	5,000	(5)	*
Curtis A. Sampson (70)†	Chairman and Chief Executive Officer of the Company; Chairman of the Board, President and Chief Executive Officer of Communications Systems, Inc. (telecommunications manufacturing) ; Chairman of the Board of Canterbury Park Holding Corporation (thoroughbred horse racing and card club wagering).	1990	2005	606,155	(6)	16.60%
Steven H. Sjogren (61)†	President and Chief Operating Officer of the Company.	1990	2005	196,794	(7)	5.39%

†
Wayne E. Sampson and Curtis A. Sampson are brothers and each is a first cousin to Steven H. Sjogren.

*
Indicates ownership of less than one percent.

(1)
Includes 14,000 shares deemed outstanding pursuant to options exercisable within sixty days.

(2)
The shares listed above include 36,396 shares owned by Paul N. Hanson directly, 44,500 shares which may be purchased within 60 days pursuant to outstanding stock options, 9,625 shares owned by Mr. Hanson's wife, 35,047 shares owned by the CSI ESOP of which Mr. Hanson is a trustee and 105,593 shares owned by the Hector ESOP of which Mr. Hanson is also a trustee. Mr. Hanson disclaims any beneficial ownership of the shares owned by his wife and disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the shares allocated to his account, which totaled 5,886 shares at December 31, 2003.

(3)
Includes 4,400 shares owned by Wayne E. Sampson directly, 13,000 shares which may be purchased within sixty days pursuant to outstanding stock options, and 35,047 shares owned by the CSI ESOP, of which Mr. Sampson is a trustee. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

(4)
Includes 5,000 shares deemed outstanding pursuant to options exercisable within sixty days.

(5)
Represents shares deemed outstanding pursuant to options exercisable within sixty days.

(6)
The shares listed above include 390,978 shares owned by Curtis A. Sampson directly, 59,500 shares which may be purchased within 60 days pursuant to outstanding stock options, 15,037 shares owned by Mr. Sampson's wife, 35,047 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan ("CSI ESOP") of which Mr. Sampson is a trustee and 105,593 shares owned by the Hector Communications Corporation Employee Stock Ownership Plan ("Hector ESOP") of which Mr. Sampson is also a trustee. See "Certain Transactions" below. Mr. Sampson disclaims any beneficial ownership of the shares owned by his wife and disclaims any beneficial ownership of the shares owned by the CSI ESOP and the Hector ESOP in excess of the shares allocated to his accounts, which totaled 14,285 shares at December 31, 2003.

(7)
Includes 29,701 shares owned by Steven H. Sjogren directly, 61,500 shares deemed outstanding pursuant to options exercisable within sixty days and 105,593 shares owned by the Hector ESOP of which Mr. Sjogren is a trustee. Mr. Sjogren disclaims any beneficial ownership of the shares owned by the Hector ESOP in excess of the shares allocated to his account, which totaled 9,904 shares at December 31, 2003.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE

Proposal Two:

Shareholder Proposal Regarding Shareholder Rights Plan

        THE BOARD OF DIRECTORS BELIEVES THAT THE FOLLOWING SHAREHOLDER PROPOSAL CONCERNING THE COMPANY'S SHAREHOLDER RIGHTS PLAN IS NOT IN THE BEST INTERESTS OF THE COMPANY OR ITS SHAREHOLDERS AND RECOMMENDS A VOTE AGAINST THE PROPOSAL. THE COMPANY IS NOT RESPONSIBLE FOR THE CONTENTS OF THE FOLLOWING SHAREHOLDER PROPOSAL OR THE SHAREHOLDER'S SUPPORTING STATEMENT.

        The Company has been informed that GAMCO Investors, Inc. ("GAMCO"), a wholly owned subsidiary of Gabelli Asset Management Inc. and a beneficial owner of 242,233 shares (approximately 6.35%) of the Company's Common Stock, whose address is One Corporate Center, Rye, New York, 10580, intends to introduce the following proposal and supporting statement (the "GAMCO Proposal") at the 2004 Annual Meeting of Shareholders. The GAMCO Proposal is substantially identical to a proposal and supporting statement presented by GAMCO at the Company's 2003 Annual Meeting of Shareholders that failed to obtain shareholder approval.

"SHAREHOLDER PROPOSAL

  RESOLVED: that the shareholders of Hector Communications Corporation (the "Company") request the Board of Directors redeem the Rights issued pursuant to the Rights Agreement, dated as of July 27, 1999, unless the holders of a majority of the outstanding shares approve the issuance at a meeting of the shareholders held as soon as practical.

SUPPORTING STATEMENT

          On July 27, 1999, the Board of Directors adopted a Rights Agreement. The Rights represent a corporate anti-takeover device, commonly known as a "poison pill." Absent Board intervention, the Rights are exercisable when a person or group acquires a beneficial interest in 15% or more of the voting power of the Company. Once exercisable, the Rights entitle holders to purchase shares of the Company's Series B Junior Participating Preferred Stock or buy shares in an acquiring entity.

          We oppose the use of Rights to prevent a potential bidder from effecting any merger or tender offer that is not approved by the Board of Directors. A poison pill stops a potential bidder from taking their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with interests of the shareholders. In effect, the pill allows a Board to arrogate itself the sole right to determine what price a potential buyer must pay to acquire the entire company. The power of shareholders to accept to accept [sic] an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders' interests. We believe the shareholders should retain the right to decide for themselves what represents a fair price for their holdings.

WE URGE SHAREHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL."

Statement of the Company in Opposition to Proposal Number Two

        On July 27, 1999, the Company's Board of Directors adopted a shareholder rights plan (the "Rights Plan"). The purpose of the Rights Plan is to deter certain coercive or abusive takeover tactics and to encourage third parties interested in acquiring the Company to negotiate with the Board and otherwise assist the Board in representing the interests of all shareholders. The Rights Plan does not deter negotiated mergers or business combinations that the Board determines to be in the best interests of the Company and its shareholders.

        The Rights issued pursuant to the Rights Plan are exercisable only if a person or group becomes the beneficial owner of 15% or more of the voting power of the Company in a transaction which has not previously been approved by a majority of the independent directors or commences, or intends to commence, a tender or exchange offer that would result in the beneficial ownership by such person or group of 15% or more of the voting power of the Company. An explanation was provided to all shareholders at the time of its adoption on July 27, 1999. The Rights Plan is administered by and under the control of the Company's Board of Directors, which has a legally imposed fiduciary duty to act at all times in the best interests of the shareholders, including when it is evaluating the merits of any acquisition proposal.

        The Rights Plan is designed to prevent a potential acquiror from gaining control of the Company without offering all shareholders what the Board believes to be the full value of the shareholders' investment and to otherwise preserve the long-term value of the Company for all shareholders. The Rights Plan can also prevent other takeover tactics that the Board concludes are not in the best interest of the Company's shareholders.

        Contrary to GAMCO's implications, the Rights Plan is not intended to prevent, nor does it prevent, potential acquirors from making offers to acquire the Company at a price and on terms that would be in the best interests of all shareholders. If the Board determines that a proposal is fair and in the best interest of the shareholders, the Rights Plan allows the Board to approve the proposal and redeem the Rights.

        The Board believes that it is in the best position to evaluate the terms of any offer to acquire the Company. On their own, shareholders have little or no ability to either negotiate with a potential acquiror to get a better price for their stock or to pursue other alternatives that might provide the shareholder with more value. The Rights Plan provides an economic incentive to the potential acquiror to discuss the proposed transaction with the Board and request the redemption of the Rights, and as a result, the Board is able to act on behalf of the shareholders collectively and strengthen the Company's bargaining position vis-à-vis the potential acquiror.

        Accordingly, the Board believes that the proper time to consider redemption of the Rights is when a specific offer is made to acquire the Company's common stock. Redemption of the Rights prior to that time would expose the Company's shareholders to abusive takeover tactics, remove any incentive for the potential acquiror to negotiate with the Board, and deprive the Board of the time to properly evaluate any third party offer and maximize value for all shareholders of the Company, either through negotiations or development of alternatives.

        Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting of Shareholders. Approval of the proposal would not, itself, require the Board to redeem the Rights issued pursuant to the Rights Plan; rather, the redemption of the Rights would require Board approval, which would be considered by the Board in context of its fiduciary duties to the Company's shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "AGAINST" THIS PROPOSAL TWO

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

        The following table sets forth the number of shares of the Company's common stock by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's common stock, and all officers and directors of the Company as a group based upon information available as of March 29, 2004 (unless otherwise noted).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*
Curtis A. Sampson 211 South Main Street Hector, MN 55342	606,155	(1)	16.60%
Gabelli Asset Management Inc. One Corporate Center Rye, New York 10580	512,733	(2)	13.51%
North Atlantic Value LLP Ryder Court, 14 Ryder Street London SW1Y60B, England	242,500	(3)	6.75%
Paul N. Hanson 213 South Main Street Hector, MN 55342	231,161	(4)	6.36%
Steven H. Sjogren 211 South Main Street Hector, MN 55342	196,794	(5)	5.39%
All directors and officers as a group (9 persons)	944,181	(6)	24.45%

*
There are currently outstanding 220,100 shares of the Company's Series A Convertible Preferred Stock, substantially all of which are held by persons and entities directly or indirectly controlled by or affiliated with Gabelli Asset Management Inc. The holders of Preferred Stock have no voting rights, except in limited circumstances, but each share of Preferred Stock is convertible at any time at the option of the holder into one share of common stock. Except for the beneficial ownership of Gabelli Asset Management, Inc. (see footnote 2 below), the percent of class calculations in the right column above do not give effect to the conversion of any shares of Preferred Stock. Each of the other ownership percentages would decline by approximately 5% of the current Percent of Class listed above if such conversion was effected.

(1)
See footnote 6 to the table under "Proposal One: Election of Directors."

(2)
The aggregate number of shares listed are held by the following entities, which are deemed to be controlled, directly or indirectly, by or affiliated with Gabelli Asset Management Inc. as reported on the Schedule 13D/A filed with the SEC on April 7, 2004: GAMCO Investors, Inc., MJG Associates, Inc, and Lynch Interactive Corporation. The aggregate number of shares listed above includes 203,000 shares of the Company's non-voting Series A Convertible Preferred Stock (which are convertible on a one for one basis at any time into the Company's common stock).

(3)
See footnote 2 to the table under "Proposal One: Election of Directors."

(4)
Based on the Schedule 13D/A filed by North Atlantic Value LLP with the Securities and Exchange Commission on March 11, 2004.

(5)
See footnote 7 to the table under "Proposal One: Election of Directors."

(6)
Includes 24,662 shares owned by spouses, 140,640 shares owned collectively by the CSI ESOP and the Hector ESOP, of which Messrs. Sampson and Hanson are trustees, and 270,100 shares deemed outstanding pursuant to options exercisable within 60 days. Messrs. Sampson and Hanson disclaim any beneficial ownership of the shares owned by the CSI ESOP and the Hector ESOP in excess of shares allocated to their accounts as described under footnotes 1 and 3 above.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's officers, directors and beneficial holders of 10% or more of the Company's securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, all other reports required to be filed during this period pursuant to Section 16(a) were timely filed, except as follows: a Form 4 was not timely filed by Messrs. Braun, Hanson, and Skucius, to report a purchase of common stock in October 2003 under the Company's Stock Purchase Plan; a Form 4 was not timely filed by Messrs. Braun, C. Sampson, Hanson Sjogren and Skucius to report stock options granted in March 2003 pursuant to the Company's Employee Stock Option Plan; and a Form 4 was not timely filed by Messrs. Bach, Ericson, Hoff, Pint and W. Sampson and Ms. Goldberg to report stock options granted in May 2003 pursuant to the Company's Stock Option Plan for Non-employee Directors. These officers and directors have subsequently reported all of the transactions described above on a Form 4 or 5 filed with the SEC.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following tables show, for the fiscal years ending December 31, 2003, 2002 and 2001, the cash and other compensation paid to or accrued by the Company for the Company's Chief Executive Officer and the two other executive officers of the Company who received cash compensation of more than $100,000 for all capacities served, as well as information relating to option grants, option exercises and fiscal year end option values applicable to such persons.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position						Options (Number of Shares)	All Other Compensation(1)
	Year	Salary		Bonus
Curtis A. Sampson, Chief Executive Officer(2)	2003 2002 2001	$ $ $	201,615 204,385 193,269	$ $ $	50,000 40,000 50,000	12,000 12,000 12,000	$ $ $	16,000 19,161 16,749
Steven H. Sjogren, Chief Operating Officer	2003 2002 2001	$ $ $	138,116 131,856 127,740	$ $ $	30,000 24,000 30,000	12,000 12,000 12,000	$ $ $	12,961 15,779 15,082
Paul N. Hanson, Vice President of Finance, Secretary and Treasurer(2)	2003 2002 2001	$ $ $	80,588 74,219 71,535	$ $ $	25,000 19,200 24,000	10,000 10,000 10,000	$ $ $	7,983 9,483 9,245

Note:	Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.
(1)
All other compensation for Messrs. Sampson and Sjogren consisted of Company contributions to the Company's 401(k) Plan and Employee Stock Ownership Plan.

(2)
Messrs. Sampson and Hanson each devotes approximately 50% of his working time to the Company. The balance of their working time is devoted to Communications Systems, Inc., where Mr. Sampson serves as Chairman and Chief Executive Officer and Mr. Hanson serves as Chief Financial Officer, Vice President of Finance and Treasurer, for which they are separately compensated. See "Certain Transactions."

Option Grants in 2003

	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
				Market Price on Date of Grant
Name	Options Granted		Exercise Price Per Share		Expiration Date
						5%	10%
Curtis A. Sampson	12,000	12.3%	$12.98	$11.80	3/25/08	$27,754	$80,376
Steven H. Sjogren	12,000	12.3%	$11.80	$11.80	3/25/08	$43,498	$96,120
Paul N. Hanson	10,000	10.2%	$11.80	$11.80	3/25/08	$36,248	$80,100

Aggregated Option Exercises in 2003
and Year-End Option Values

			Number of Unexercised Options at 12/31/03		Value of Unexercised In-The-Money Options at FY-End (Based on 12/31/03 Price of $14.02/Share)
		Value Realized (Market Price at exercise less exercise price)
Name	Shares Acquired on Exercise
			Exercisable	Unexercisable	Exercisable	Unexercisable
Curtis A. Sampson	0	$0	44,000	12,000	$94,508	$8,320
Steven H. Sjogren	21,000	$72,435	36,000	12,000	$96,720	$12,480
Paul N. Hanson	12,000	$37,290	30,000	10,000	$80,600	$10,400

INFORMATION REGARDING EQUITY COMPENSATION PLANS

        The following table presents information about our equity compensation plans as of December 31, 2003:

Securities Authorized For Issuance Under Equity Compensation Plans

	(a)	(b)	(c)
Plan Category(1)	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares in column (a))
Equity compensation plans approved by security holders:
1990 Stock Plan	148,100	$10.86	0
1999 Stock Plan	323,217	$11.97	273,833
2003 Employee Stock Purchase Plan	12,369	$11.92	87,631
Equity compensation plans not approved by security holders:
None

(1)
The Company does not have individual compensation arrangements involving the granting of options, warrants and rights.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Our executive compensation programs are administered by the Compensation Committee of the Board of Directors. The Committee is currently composed of independent, non-employee directors, none of whom was at any time during the past fiscal year an officer or employee of the company, was formerly an officer of the company or any of its subsidiaries, or had any employment relationship with the Company. Mr. Sampson, the Company's Chairman and Chief Executive Officer, participated in the deliberations of the Compensation Committee that occurred during fiscal 2003 regarding executive compensation, but did not take part in deliberations regarding his own compensation. Mr. Sampson's participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding the appropriate levels of compensation for the Company's officers.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee appointed by the Company's Board of Directors has primary responsibility in regard to determinations relating to executive compensation and administration of the Company's stock option plans. All decisions by the Compensation Committee pertaining to the compensation of the Company's executive officers are reviewed and approved by the full Board.

Compensation Policies

        It is the objective of the Compensation Committee to pay compensation at levels that will attract, retain and motivate executives with superior leadership and management abilities and to structure the forms of compensation paid in order that their interests will be closely aligned with achievement of superior financial performance by the Company. With these objectives in mind, the compensation currently paid to the Company's executive officers principally consists of three elements: base salary, bonus and stock option awards.

Compensation Elements

        Base salaries of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based upon publicly available compensation surveys and limited informal surveys by Compensation Committee members. Base salaries are reviewed annually and adjustments are usually made during the first quarter of a fiscal year based primarily on individual and company performance during the immediately preceding fiscal year. Consideration is given by the Compensation Committee to both measurable financial performance, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility, the development and management of employees and participation in industry, regulatory and political initiatives beneficial to the Company. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions. In the first quarter of 2003, after taking into consideration 2002 results compared to 2001 results and subjective factors applicable to each individual, the Committee approved an increase in base compensation averaging 3.98% for the three executive officers named in the Executive Compensation tables above. By way of comparison, the Company's revenues from continuing operations in 2002 declined approximately 1.8% from 2001 revenues from continuing operations and the Company's operating income from continuing operations declined .4% in 2002 from 2001 operating income from continuing operations.

        Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance. After year-end results are available, the Committee determines each officer's bonus based on the Company's financial performance, as well as the Compensation Committee's assessment of individual performance in the executive's area of responsibility based on objective and subjective factors. The total amount of bonuses paid to the three executive officers named in the Executive Compensation tables above for individual and Company performance in fiscal 2003 increased 26% to $105,000 compared to a total of $83,200 in bonuses paid for 2002 performance. The Company's revenues from continuing operations increased 6% in 2003 compared to 2002 and operating income from continuing operations in 2003 was $7,957,000 compared to $6,641,000 in 2002.

        The Committee regards cash compensation paid to the Company's executive officers as reasonable in relation to published information regarding compensation of executives with similar responsibilities and the Company's financial performance.

        Stock options are awarded to the Company's executives under the Company's 1999 Stock Plan. Stock options represent an additional vehicle for aligning management's and shareholders' interests, specifically motivating executives to remain focused on factors that will enhance the market value of the Company's common stock. If there is no price appreciation in the common stock, the option holders receive no benefit from the stock options, because options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant. During the first quarter of fiscal 2003, the Committee granted stock options to purchase 34,000 shares of common stock to the three executive officers named in the Executive Compensation tables above, which represented approximately 34% of the total options granted to all officers and key employees.

Chief Executive Officer Compensation

        Mr. Curtis A. Sampson participates in the same executive compensation plans provided to other senior executives and is evaluated by the same factors applicable to the other executives as described above. In addition, Mr. Sampson's compensation reflects his active leadership role in national telecommunications organizations and associations and the benefits this provides to the Company. Mr. Sampson's base compensation was reduced 1.4% at the beginning of 2003, reflecting the decline in revenue in the operating income in 2002 compared to 2001. Following the conclusion of 2003 Mr. Sampson was awarded a $50,000 bonus compared to a $40,000 bonus at the beginning of 2002 reflecting the substantially improved results the Company achieved in 2003 compared to 2002. As a result, Mr. Sampson's total cash compensation of $251,615 with respect to 2003 was approximately 3% greater than his total cash compensation for 2002. In addition, Mr. Sampson was granted options to purchase 12,000 shares of Company common stock in 2003, an award equal to the stock option grant he received in 2002. Because of his significant holdings of Company common stock, under applicable IRS rules, Mr. Sampson's options are priced at 110% of the market price on the date of grant. Mr. Sampson devotes approximately 50% of his working time to the Company and 50% to Communications Systems, Inc., where he also serves as Chief Executive Officer. The Compensation Committee believes, based upon their general knowledge of compensation paid to other chief executives and published regional salary data (but without conducting a formal survey), that Mr. Sampson's total compensation is below that which could be reasonably justified in relation to the scope of his responsibilities, as well as the financial performance of the Company.

Submitted by the Compensation Committee of the Board of Directors

Luella Gross Goldberg	Paul A. Hoff

COMPARATIVE STOCK PERFORMANCE

        The following graph presents, at the end of each of the Company's last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return of Hickory Tech Corporation, which the Company has selected as a peer issuer in the same industry, the NASDAQ Stock Market Total Return Index (U.S. Companies), an index the Company has used in proxy statements prior to this year, as well as the AMEX Total Return Index (U.S.), an index the Company has determined to use beginning this year because it is now an AMEX list company. Company information and each index assumes in each case the investment of $100 on the last business day before January 1, 1999 and the reinvestment of all dividends.

Comparison of Five-Year Cumulative Total Return

	1998	1999	2000	2001	2002	2003
Hector Communications Corporation	100	168.411	127.060	200.289	152.171	168.652
Hickory Tech Corporation	100	110.800	168.230	142.960	83.100	104.430
NASDAQ—U.S.	100	185.428	111.832	88.765	61.369	91.753
AMEX—U.S.	100	131.942	122.379	113.911	93.104	126.027

THE COMPANY'S AUDITORS

        Olsen Thielen & Co., Ltd. ("Olsen Thielen") have been the auditors for the Company since 1990 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Olsen Thielen is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to the Company by Olsen Thielen for professional services rendered for the fiscal years ended December 31, 2003, and December 31, 2002. The Audit Committee considered and discussed with Olsen Thielen the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company's auditor.

Fee Category	2003	2002
Audit Fees	$225,619	$230,028
Audit-Related Fees	8,266	0
Tax Fees	50,094	68,607
All Other Fees	92,565	177,109
Total Fees	$376,544	$475,744

        Audit Fees.    This category consists of fees billed for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports and the individual audits of nine of the Company's telephone subsidiaries, as required by their lenders.

        Audit-Related Fees.    This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under "Audit Fees." These services include accounting consultations in connection with acquisitions and divestitures and consultations concerning financial accounting and reporting standards.

        Tax Fees.    This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include federal and state tax compliance, tax audit defense assistance and tax consultations in connection with acquisitions and divestitures.

        All Other Fees.    This category consists of fees for products and services other than the services reported above. These services include assistance with statutory filings required by FCC and state regulatory commissions, compliance filings required by the Rural Utilities Service and general regulatory assistance.

Audit Committee Pre-approval Policies and Procedures

        It is the policy of the Audit Committee to restrict the non-audit services that may be provided to the Company by Olsen Thielen, the Company's independent auditor, to services that can clearly be regarded as "non-audit" services and to services that would not compromise the independence of the independent auditor. In addition to approving the engagement of Olsen Thielen to audit the Company's consolidated financial statements prior to commencement of the audit, it is the policy of the Committee to approve all use of the Company's independent auditor for non-audit services prior to any such engagement.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for independent, objective oversight of the Company's financial accounting and reporting, by overseeing the system of financial reporting and internal controls established by management and monitoring the participation of management and the independent auditors in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter. Each of the current members of the Audit Committee is independent under applicable SEC rules and the American Stock Exchange listing standards.

        The Audit Committee held five meetings during fiscal year 2003 with management and the Company's independent accountants, Olsen Thielen & Co., Ltd. ("Olsen Thielen").

        The Audit Committee reviewed and discussed the audited financial statements with management and Olsen Thielen. Management has the responsibility for preparing the financial statements and the independent auditors have the responsibility for examining those statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Olsen Thielen also included the matters required by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees), as amended by SAS 89 and SAS 90 (Audit Committee Communications).

        The Audit Committee received the written disclosures and the letter from Olsen Thielen required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Olsen Thielen their independence as the Company's independent auditor.

        Based on the discussions with management and Olsen Thielen, the Audit Committee's review of the representations of management and the report of Olsen Thielen, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission for the year ended December 31, 2003.

Submitted by the Audit Committee of the Board of Directors

Ronald J. Bach	Paul A. Hoff	Gerald D. Pint

THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

OTHER INFORMATION

Certain Transactions

        The Company receives certain staff services and systems from Communications Systems, Inc. pursuant to an agreement entered into in August 1990 with the costs and expenses of such services paid by the Company. In 2003 and 2002 the Company paid CSI, respectively, $208,000 and $186,000 for such services, amounts which management believes is less than what the Company would pay if it was required to pay for such services from another vendor.

        In fiscal year 2003, two of the Company's executive officers, Curtis A. Sampson and Paul N. Hanson, each devoted approximately 50% of their working time to the Company. In fiscal year 2003, Charles A. Braun, also an executive officer of the Company, devoted approximately 80% of his working time to the Company. Messrs. Sampson, Hanson and Braun devoted substantially all of the remainder of their working time to CSI, of which Mr. Sampson serves as Chairman and Chief Executive Officer; Mr. Hanson serves as Chief Financial Officer, Vice President of Finance, Secretary and Treasurer; and Mr. Braun serves as Staff Accountant. These officers are separately compensated for their services to CSI.

Contacting the Board of Directors

        Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors generally, or to an individual director, at: Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342. Communications received will be distributed to the full board of directors, a committee or an individual director, as appropriate, depending on the request of the shareholder sending the communication and other facts and circumstances outlined in the communication received. For example, a complaint or other communication regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints or other communications may be submitted on a confidential or anonymous basis.

Shareholder Proposals For 2005 Annual Meeting

        The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Hector Communications Corporation is expected to be held on or about May 19, 2005 and proxy materials in connection with that meeting are expected to be mailed on or about April 8, 2005. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office, 211 South Main Street, Hector, Minnesota 55342, Attention: President, by December 15, 2004, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2005 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

        The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

        Properly Brought Business.    The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

        Shareholder Nominations.    The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

Other Matters; Annual Report

        Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

        The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 2003. Shareholders may receive, without charge, a copy of the Company's 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, by writing to Secretary, Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342.

                      By Order of the Board of Directors,
                      Paul N. Hanson,                       Secretary

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF

HECTOR COMMUNICATIONS CORPORATION

Composition

        The Audit Committee of the Board of Directors of Hector Communications Corporation ("Company") shall consist of a minimum of three directors. The members of the Committee and the Chair of the Committee shall be appointed by the Board of Directors. Any member of the Committee may be removed by the Board of Directors in its discretion. All members of the Committee shall be independent directors of the Company under the listing standards proposed by the American Stock Exchange, and shall also satisfy the American Stock Exchange's more rigorous independence requirement for members of an audit committee.

        All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. Additionally, at least one member of the Audit Committee shall be financially sophisticated as a result of past employment experience in finance or accounting, requisite professional certification, accounting or any other comparable experience or background, including, but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibility or an active participant on one or more public company audit Committees.

Purpose

        The purpose of the Audit Committee shall be to oversee the accounting and financial reporting processes of the issuer and the audits of the financial statements of the issuer, including oversight of:

  •
  the integrity of the financial statements of the Company,

  •
  the independence and qualifications of the independent auditor, and

  •
  the performance of the Company's internal audit function and independent auditors.

Authority and Responsibility

        A.    The Committee shall have the sole authority and responsibility to select, oversee, evaluate and if necessary replace the independent auditor and the independent auditor shall be solely accountable to the Audit Committee. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or the Chair of the Committee, must pre-approve any non-audit service provided to the Company by the independent auditor. The Committee shall have the sole authority and responsibility to resolve disagreements between management and the independent auditor regarding financial reporting.

        B.    The Audit Committee shall have the authority and responsibility:

    1.
    To discuss with management and the independent auditor annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or American Stock Exchange requirements, and to recommend the annual audited financial statements to be included in the Company's Annual Report on Form 10-K.

    2.
    To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

    3.
    To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response, and the Company's risk assessment and risk management policies, including the company's major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

    4.
    To review the Company's financial reporting and accounting standards and principles, critical accounting policies and practices, significant changes in such standards, principles or practices or in their application and the key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, the decisions made.

    5.
    To review the Company's internal system of audit and financial controls and the results of internal audits.

    6.
    To review significant litigation and regulatory proceedings in which the Company is or may be involved for analysis of potential impact on the Company's financial statements, including receiving reports from the Company's legal counsel regarding any dispute, litigation, regulatory matter or proceeding or any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

    7.
    To prepare and publish a report of the Committee to shareholders in the Company's annual proxy statement.

    8.
    To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm's internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm.

        C.    The Committee shall have authority and responsibility for (i) insuring its receipt from outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with the standards of the Independent Standards Board, as well as responsibility for evaluating whether any such disclosed relationships or services provided by the auditor affect the objectivity and independence of the auditor and (ii) taking appropriate action to oversee the independence of the outside auditor.

        D.    The Audit Committee shall establish procedures for (i) receipt, retention and treatment of complaints received by the Company with respect to accounting, internal auditing controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        E.    The Audit Committee shall have authority to retain such outside legal counsel, experts and other advisors as the Committee may, in its sole discretion, deem appropriate to fulfill its responsibilities under this charter, the listing standards of the American Stock Exchange and SEC Rule 10A 3(b) (2), (3), (4) and (5) under the Securities Exchange Act of 1934, as amended. The Committee shall have sole authority to approve fees incurred under this Paragraph E and related contracts with such legal counsel, experts and other advisors and the Company shall pay all such fees and expenses as determined appropriate and necessary by the Audit Committee in carrying out its duties.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company's corporate policies, with oversight by the Committee in the areas covered by this Charter.

Key Practices

        The Committee shall meet separately at least four (4) times each year with management and the Company's independent auditors. With respect to any meeting, a majority of the Committee shall constitute a quorum for conducting business.

        The Committee shall provide minutes of Committee meetings for the full Board and shall, as appropriate, report at meetings of the Board regarding Committee activities and decisions.

        The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

        The Committee shall adopt (and periodically review and revise, as appropriate) a statement of other key practices it shall follow in discharging its duties under this Charter.

HECTOR COMMUNICATIONS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2004
2:00 p.m. Central Daylight Time

Offices of:
Communications Systems, Inc.
6475 City West Parkway
Eden Prairie, Minnesota

HECTOR COMMUNICATIONS CORPORATION	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2004

The undersigned hereby appoints Paul A. Hoff, Curtis A. Sampson and Steven H. Sjogren or any of them, as proxies, with full power of substitution to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Hector Communications Corporation, to be held May 20, 2004, at 2:00 p.m. Central Daylight Time at the offices of Communications Systems, Inc., 6475 City West Parkway, Eden Prairie, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

See reverse for voting instructions.

1.	ELECTION OF DIRECTORS:	01 James O. Ericson 02 Paul N. Hanson 03 Wayne E. Sampson	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

Directors recommend a vote "FOR" each of the above-named Directors.
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

\*/        Please fold here        \*/

2.	SHAREHOLDER PROPOSAL REGARDING RESCISSION OF THE SHAREHOLDER RIGHTS PLAN. Directors recommend a vote "AGAINST" this proposal.	☐	For	☐	Against	☐	Abstain
3.	In their discretion upon any matters coming before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL ONE AND AGAINST PROPOSAL TWO.

Dated:	, 2004

Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issues in names of two or more persons, all should sign.

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TABLE OF CONTENTS
GENERAL INFORMATION
CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSALS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Aggregated Option Exercises in 2003 and Year-End Option Values
INFORMATION REGARDING EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE REPORT
COMPARATIVE STOCK PERFORMANCE
THE COMPANY'S AUDITORS
AUDIT COMMITTEE REPORT
OTHER INFORMATION
APPENDIX A CHARTER OF THE AUDIT COMMITTEE OF HECTOR COMMUNICATIONS CORPORATION